SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549
                            --------------
                               FORM 8-A
                            --------------
           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR (g) OF THE
                   SECURITIES AND EXCHANGE ACT OF 1934
              -------------------------------------------------
                    CHIQUITA BRANDS INTERNATIONAL, INC.
              -------------------------------------------------
            (Exact name of registrant as specified in its charter)

              New Jersey                               04-1923360
________________________________________ ___________________________________
(State of incorporation or organization) (I.R.S. Employer Identification No.)

                    250 East Fifth Street, Cincinnati, Ohio 45202
_____________________________________________________________________________
                    (Address of principal executive offices)(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class         Name of each exchange on which
             to be so registered         each class is to be registered
             ___________________         ______________________________

         ____% Senior Notes due 2009         New York Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]


 .Securities Act registration statement file number to which this form relates: 333-00789
         ---------

Securities to be registered pursuant to Section 12(g) of the Act:

         None

               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.
         --------------------------------------------------------

    The description of Chiquita's ____% Senior Notes due 2009 is set forth under the caption "Description of Notes" in Chiquita's Prospectus Supplement dated June 8, 1999 (filed June 9, 1999 by Chiquita pursuant to Rule 424(b) under the Securities Act of 1933) to Prospectus dated May 1, 1996, forming a part of Chiquita's Registration Statement on Form S-3, Registration Statement No. 333-00789, and such description when filed, will be deemed to be incorporated by reference herein.

Item 2.  Exhibits
         --------

*1. Indenture dated as of February 15, 1994, between Chiquita Brands International, Inc. and The Fifth Third Bank, Trustee, with respect to Senior Debt Securities (incorporated by reference to Exhibit 4(c) of Registration Statement 333-00789), as supplemented by (1) the First Supplemental Indenture dated as of June 15, 1994 (incorporated by reference to Exhibit 6(a)99(c) to Quarterly Report on Form 10-Q for the quarter ended June 30, 1994); (2) the Second Supplemental Indenture dated as of July 15, 1996 (incorporated by reference to Exhibit 4 to Quarterly Report on Form 10-Q for the quarter ended June 30, 1996); and (3) the Third Supplemental Indenture dated as of June ___, 1999**.

**2. Terms of the ___% Senior Notes due 2009.


_______________
* Incorporated herein by reference.
**To be filed by amendment.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   CHIQUITA BRANDS INTERNATIONAL, INC.

                                   By: /s/ Robert W. Olson
                                      --------------------------------
                                      Robert W. Olson
                                      Senior Vice President,
                                      General Counsel and Secretary

                                   Dated:  June 14, 1999
                                           -------------